Exhibit b
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                       FIRST AMENDED AND RESTATED BY-LAWS

                                       OF

                             USAA MUTUAL FUNDS TRUST

                                 APRIL 20, 2006


                                    ARTICLE 1

             AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

         1.1. AGREEMENT AND DECLARATION OF TRUST. These By-Laws shall be subject to the Master Trust Agreement, as from time to time in effect ("Declaration of Trust"), of USAA Mutual Funds Trust, the Delaware statutory trust established by the Declaration of Trust (the "Trust").

         1.2. PRINCIPAL OFFICE OF THE TRUST. The principal office of the Trust shall be located in San Antonio, Texas.

                                    ARTICLE 2

                              MEETINGS OF TRUSTEES

         2.1. REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places either within or without the State of Delaware and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

         2.2. SPECIAL MEETINGS. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board, the President or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer of the Trustees calling the meeting.

         2.3. NOTICE. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone, facsimile or other electronic means at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

         2.4. QUORUM; ADJOURNMENT; VOTE REQUIRED FOR ACTION. At any meeting of the Trustees, a majority of the Trustees then in office shall constitute a quorum. Any meeting may
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be  adjourned  from  time to time by a  majority  of the  votes  cast  upon  the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. At the adjourned meeting, the Trustees may transact any business which might have been transacted at the original meeting. Except in cases where the Declaration of Trust or these By-Laws otherwise provide, the vote of a majority of the Trustees present at a meeting at which a quorum is present shall be the act of the Trustees.

         2.5. PARTICIPATION BY TELEPHONE. One or more of the Trustees or of any committee of the Trustees may participate in a meeting thereof by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Action to approve an advisory agreement may not be taken by Trustees at a telephonic meeting unless otherwise permitted under the Investment Company Act of 1940, as amended ("1940 Act"). Participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE 3

                                    TRUSTEES

         3.1. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be chosen by the Board of Trustees and shall preside at meetings of the Board of Trustees. He shall have such other powers as the Board of Trustees may from time to time assign to him.

         3.2. PLACE OF MEETING. Meetings of the Board of Trustees may be held either within or outside the State of Delaware, at whatever place is specified by the officer calling the meeting. In the absence of a specific place designation, the meeting shall be held at the office of the Trust in the City of San Antonio, Texas.

         3.3. ORGANIZATIONAL AND REGULAR MEETINGS. Any newly elected Board of Trustees may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately following its election at a meeting of the shareholders, at the place of such meeting. No notice of such first meeting need be given to either old or new members of the Board of Trustees. Regular meetings may be held at such other times as shall be designated by the Board of Trustees and notice of such regular meetings shall not be required.

         3.4. SPECIAL MEETINGS. Special meetings of the Board of Trustees may be held at any time upon the call of the President or any two (2) Trustees of the Trust. The Secretary shall give notice of such special meeting by mailing the same at least three (3) days or by telegraphing or telephoning the same at least one (1) day before the meeting to each Trustee. Notice of the time, place and purpose of such meeting may be waived in accordance with Article 2.3 of these By-laws. Attendance of a Trustee at such meeting shall also constitute a waiver of notice thereof, except where he attends for the announced purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Trustees need be specified in the notice or waiver of notice of such meeting.

         3.5. QUORUM AND MANNER OF ACTING. A majority of the number of Trustees fixed by

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these  By-laws as from time to time  amended  shall  constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time until they can secure the attendance of a quorum. The act of a majority of the Trustees present at any meeting at which a quorum is present shall be the act of the Board of Trustees, except as otherwise expressly required under the provisions of the 1940 Act, or where a larger vote is required by law, the Declaration of Trust or these By-laws. Any regular or special meeting of the Board of Trustees may be adjourned from time to time by those present, whether a quorum is present or not.

         3.6. ACTION WITHOUT MEETING. Subject to the provisions of the 1940 Act, any action permitted or required by law, these By-laws or by this Declaration of Trust, to be taken at a meeting of the Board of Trustees or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Trustees of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

                                    ARTICLE 4

                                    OFFICERS

         4.1. ENUMERATION; QUALIFICATION. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, including Vice Presidents, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may be, but none need be, a Trustee or a beneficial owner of the Trust. Any two or more offices, except the President and Vice President, may be held by the same person.

         4.2. ELECTION. The President, the Treasurer, the Secretary and the Chief Compliance Officer shall be elected annually by the Trustees. In addition to being selected by a majority of the Trustees, the Chief Compliance Officer must be selected by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust ("Independent Trustees"). The meeting at which the officers are elected shall be known as the annual meeting of Trustees. Other officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Vacancies in any office may be filled at any time.

         4.3. TENURE. The President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until the next annual meeting of the Trustees and until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         4.4. POWERS. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware business corporation and such other duties and powers as the Trustees may from time to time designate.

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         4.5.  PRESIDENT.  Unless the Trustees otherwise provide,  the President shall be the Chief Executive Officer.

         4.6. VICE PRESIDENT. The Vice President, or if there be more than one Vice President, the Vice Presidents in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, in the absence of the President or in the event of his or her inability or refusal to act, perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Trustees may from time to time prescribe.

         4.7. TREASURER. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

         4.8. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order determined by the Trustees (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

         4.9. SECRETARY. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an assistant secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

         4.10. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one Assistant Secretary, the Assistant Secretaries in the order determined by the Trustees (or if there be no determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

         4.11. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall oversee and direct the implementation of the Trust's compliance program as mandated by the 1940 Act and rules thereunder. The Chief Compliance Officer shall perform such other duties and have such other responsibilities as from time to time may be assigned to him by the Trustees. The Chief Compliance Officer shall report directly to the Trustees or a committee of the Trustees in carrying out his functions.

         4.12. RESIGNATIONS AND REMOVALS. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman, the Vice Chairman, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

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                                    ARTICLE 5

                                   COMMITTEES

         5.1. GENERAL. The Trustees, by vote of a majority of the Trustees then in office, may elect from their number an Executive Committee or other committees and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these By-Laws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its action to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                                    ARTICLE 6

                                     REPORTS
         6.1. GENERAL. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 7

                                   FISCAL YEAR

         7.1. GENERAL. The fiscal year of the Trust shall be fixed by resolution of the Trustees.

                                    ARTICLE 8

                                      SEAL

         8.1. GENERAL. The seal of the Trust shall consist of a flat-faced die with the word "Delaware," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

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                                    ARTICLE 9

                               EXECUTION OF PAPERS

         9.1. GENERAL. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President or by the Treasurer and need not bear the seal of the Trust.

                                   ARTICLE 10

                               SHARE CERTIFICATES

         10.1. SHARE CERTIFICATES. Neither the Trust nor any series or class thereof shall issue certificates certifying the ownership of shares of the
Trust,   unless  the  Trustees  may  otherwise   specifically   authorize   such
certificates.

                                   ARTICLE 11

                       DEALINGS WITH TRUSTEES AND OFFICERS

         11.1. GENERAL. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of shares of the Trust to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may accept subscriptions to shares or repurchase shares from any firm or company in which any Trustee, officer or other agent of the Trust may have an interest.

                                   ARTICLE 12

                            AMENDMENTS TO THE BY-LAWS

         12.1 GENERAL. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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